EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus, which is part of this Registration Statement on Form S-1 of Presbia PLC of our report dated March 25, 2016, relating to the consolidated financial statements of Presbia PLC, appearing in the Annual Report on Form 10-K of Presbia PLC for the year ended December 31, 2015.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus

/s/ SQUAR MILNER LLP

San Diego, California

December 5, 2016